Exhibit 10(a).

                     LONG-TERM INCENTIVE COMPENSATION PLAN
                     (As amended effective April 23, 1996)

1. Purpose. The purpose of Norwest Corporation's Long-Term Incentive Compensation Plan (the "Plan") is to motivate key employees to produce a superior return to the stockholders of Norwest Corporation by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining talented executives for key positions by providing an attractive capital accumulation opportunity.

2.  Definitions.

    2.1 The following terms, whenever used in this Plan, shall have the meanings set forth below:

    (a) "Affiliate" means any corporation, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Corporation, and any partnership designated by the Committee in which such a corporation is a partner.

    (b) "Award" means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Stock Options, Performance Units, Stock Appreciation Rights, or Stock.

    (c) "Board" means the Board of Directors of the Corporation.

    (d) "Committee" means a committee of at least three members of the Board who are not eligible, and have not at any time within one year prior to service on the Committee been eligible, to receive any Award under the Plan or under any other benefit plan of the Corporation or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or any of its Affiliates.

    (e) "Corporation" means Norwest Corporation.

    (f) "Employee" means a regular salaried employee (including an officer or director who is also an employee) of the Corporation or an Affiliate.

    (g) "Fair Market Value" as of any date means the average of the highest and lowest price of a share of Stock as reported by the consolidated tape of the New York Stock Exchange for that date. If

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there are no Stock transactions reported for said date, the determination of said average shall be made as of the last immediately preceding date on which Stock transactions were reported by said consolidated tape.

    (h) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

    (i) "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

    (j) "Option" means a right to purchase Stock.

    (k) "Participant" means a person designated by the Committee to receive an Award under the Plan who is an Employee at the time of such designation.

    (l) "Performance Cycle" means the period of time of not fewer than two years nor more than five years as specified by the Committee over which Performance Shares or Performance Units are to be earned.

    (m) "Performance Shares" means an Award made pursuant to Section 6 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

    (n) "Performance Units" means an Award made pursuant to Section 6 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

    (o) "Plan" means this Long-Term Incentive Compensation Plan, as amended from time to time.

    (p) "Restricted Stock" means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

    (q) "Retirement" means retirement which entitles a Participant to a benefit under Section 6.1 or Section 6.2 of the Norwest Corporation Pension Plan or under Section 4.1 or Section 4.2 of the Norwest
Financial Pension Plan as said sections may be amended from time to time.

    (r) "Share" means a share of Stock.

    (s) "Stock" means the common stock, $1-2/3 par value per share, of the Corporation.

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    (t) "Stock Appreciation Right" means the right to receive a payment in cash or in Stock or a combination thereof in an amount equal to the excess of the Fair Market Value of the Stock at the time of exercise over the Fair Market Value of the Stock at the time of grant.

    (u) "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who may acquire the right to exercise an Option or to receive Shares issuable in satisfaction of an Award, by bequest or inheritance.

    (v) "Term" means the period during which an Option or Stock
Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock are in effect.

    2.2 Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

4. Shares Available Under the Plan; Limitation on Awards. The maximum number of Shares that may be issued under this Plan on and after April 23, 1996 (in addition to Shares which prior to April 23, 1996 were subject to Awards) shall not exceed the sum of (i) the number of Shares available for, but not yet subject to, an Award as of April 23, 1996, plus (ii) 17,500,000 Shares. These Shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose. Any Shares subject to the terms and conditions of an Award under this Plan which are forfeited or not issued because the terms and conditions of the Award are not met or for which payment is not made in Stock and any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised may again be used for an Award under the Plan. No Employee may be awarded in any calendar year Options or Stock Appreciation Rights covering an aggregate of more than 3,500,000 Shares.

5. Participation. Participation in the Plan shall be limited to key Employees of the Corporation or an Affiliate selected by the Committee. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

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6.  Performance Shares and Performance Units.  An Award of Performance
Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the achievement of pre-established performance targets.

    6.1 Amount of Award. The Committee shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

    6.2 Communication of Award. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.

    6.3 Amount of Award Payable. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 6.5) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 6.5) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

    6.4 Adjustments. At any time prior to payment of a Performance Share or Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in law, regulation, or accounting practice, or mergers, acquisitions or divestitures.

    6.5 Payment of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum or installments,

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as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee. Payment in Stock may be in Restricted Stock.

    6.6 Termination of Employment. If a Participant ceases to be an Employee before the end of a Performance Cycle by reason of his death, permanent disability or Retirement, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be an Employee. The amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7. Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer, conditions of forfeiture, and such other terms and conditions as the Committee shall determine.

    7.1 Agreements. An Award of Restricted Stock shall be evidenced by a Restricted Stock agreement in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which shall include the following terms and conditions:

    (a) Restrictions. A statement of the terms, conditions, and restrictions to which the Restricted Stock awarded is subject, including, without limitation, terms requiring forfeiture and imposing restriction on transfer for such Term or Terms as shall be determined by the Committee. The Committee shall have the authority to permit in its discretion an acceleration of the expiration of the applicable Term with respect to any part or all of the Restricted Stock awarded to a Participant.

    (b) Lapse of Restrictions. A statement of the terms and any other conditions upon which any restrictions upon Restricted Stock awarded shall lapse, as determined by the Committee. Upon the lapse of the restrictions, Shares free of restrictive legend, if any, shall be issued to the Participant or his Successor.

    7.2 Nontransferability. Restricted Stock awarded, and the right to vote such Restricted Stock and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, or otherwise encumbered, during the Term applicable to the Award.

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A Participant with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares.

    7.3 Termination of Employment. If a Participant ceases to be an Employee prior to the lapse of restrictions by reason of his death, permanent disability or Retirement, all restrictions on Shares of Restricted Stock held for his benefit shall immediately lapse. Upon any other termination of employment prior to the lapse of restrictions, participation in the Plan shall cease and all Shares of Restricted Stock held for the benefit of a Participant shall be forfeited by the Participant.

    7.4 Certificates. Each certificate issued in respect to an Award of Restricted Stock shall be deposited with the Corporation or its designee and may, at the election of the Committee, bear the following legend:

       "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Long-Term Incentive Compensation Plan and an Agreement entered into between the registered owner and Norwest Corporation. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of Norwest Corporation."

8. Stock Awards. Awards of Stock without restrictions may be made according to terms and conditions established by the Committee.

9.  Stock Options.

    9.1 Agreements. An Award of an Option shall be evidenced by an Option agreement in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which shall include the following terms and conditions:

    (a) Type of Option; Number of Shares. A statement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

    (b) Option Price. A statement of the purchase price of the Stock subject to Option which shall not be less than the Fair Market Value, and in any event not less than the par value, of the Stock on the date the Option is granted.

    (c) Exercise Term. A statement of the Term of each Option granted as established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established Terms, at its discretion.

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    (d) Payment for Shares.  A statement that the purchase price of the
Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Corporation. The purchase price may be payable in cash, in Stock having a Fair Market Value on the date the Option is exercised equal to the Option price of the Stock being purchased pursuant to the Option, or a combination thereof, as the Committee shall determine.

    (e) Nontransferability. Each Option agreement shall state that the Option is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the Participant is exercisable only by him or by his guardian or legal representative.

    (f) Incentive Stock Options. In the case of an Incentive Stock Option, each Option agreement shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option (within the meaning of Section 422A of the Internal Revenue Code of 1986, or any amendment or regulation pertaining to it) or any other law or regulation providing special tax treatment for stock options and related stock. Provided, however, that the aggregate Fair Market Value (as determined at the effective date of the grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000.

9.2  Termination of Employment Due to Death, Disability, or Retirement.

    (a) If a Participant ceases to be an Employee by reason of his death, all Options outstanding shall become immediately exercisable and remain exercisable for a period determined by the Committee but not beyond the expiration date of said Options.

    (b) If a Participant ceases to be an Employee by reason of his permanent disability or Retirement, all Options outstanding shall become immediately exercisable and remain exercisable for a period determined by the Committee but not beyond the expiration date of said Options.

    (c) If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, all Stock Appreciation Rights granted in conjunction with Options then outstanding shall become immediately exercisable and remain exercisable for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Rights.

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    9.3 Termination of Employment for Reasons Other Than Death,
Disability, or Retirement. Except as otherwise determined by the Committee, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Shares at the time of grant. Stock Appreciation Rights may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected. A Stock Appreciation Right may not be exercised at any time when the Fair Market Value of the Shares of Stock to which it relates does not exceed the exercise price of the Option associated with those Shares.

    10.1 Agreement. An Award of a Stock Appreciation Right shall be evidenced by a Stock Appreciation Right agreement in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which shall include a statement of the Term within which the Stock Appreciation Right may be exercised subject to terms and conditions prescribed by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established exercise Terms.

10.2 Termination of Employment Due to Death, Disability, or Retirement. If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, all Stock Appreciation Rights then outstanding which were granted independent of any Option shall become immediately exercisable and remain exercisable for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Rights.

    10.3 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. Except as otherwise determined by the Committee, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

    10.4 Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash or Stock or some combination thereof as determined by the Committee. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Stock) upon exercise of a Stock Appreciation Right exceed an amount

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equal to 100% of the Fair Market Value of the Shares at the time of grant.

11. Nontransferability of Rights. No rights under any Award will be transferable other than by will or the laws of descent and distribution, and the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by him or his guardian or legal representative.

12.  Termination of Employment.

    12.1 Transfers of employment between the Corporation and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

    12.2 The Committee may specify in the agreement relating to an Award whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

13. Reorganization. If substantially all of the assets of the Corporation are acquired by another corporation or in case of a reorganization of the Corporation involving the acquisition of the Corporation by another entity, then as to each Participant who is an Employee immediately prior to the consummation of the transaction:

    (a) All outstanding Options and Stock Appreciation Rights shall become exercisable immediately prior to the consummation of the transaction.

    (b) All restrictions with respect to Restricted Stock shall lapse immediately prior to the consummation of the transaction.

    (c) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the consummation of the transaction. The amount of an Award payable shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters completed in the Performance Cycle through the end of the calendar quarter immediately preceding the consummation of the transaction and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after consummation of the transaction.

    The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

14. Board Changes. On the date that a majority of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board or (b) who are then serving as directors

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appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, then as to any Participant who is an Employee immediately prior to said date and who ceases to be an Employee within six months after said date for any reason other than as a result of death, permanent disability or
Retirement:

    (I) All outstanding Options and Stock Appreciation Rights shall become immediately exercisable and may be exercised at any time within six months after the Participant ceases to be an Employee.

    (ii) All restrictions with respect to Restricted Stock shall lapse and Shares free of restrictive legend shall be delivered to the Participant.

    (iii) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to said Participant shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after said Participant ceases to be an Employee.

    The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

15.  Effective Date of the Plan.

    15.1 Effective Date. The Plan shall become effective as of September 25, 1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Corporation.

    15.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, until the Term of all Options or Stock Appreciation Rights granted under this Plan shall expire, until all restrictions on Restricted Stock granted under this Plan shall lapse, or until the Performance Cycle for any Performance Shares or Performance Units awarded under this Plan shall end.

16. Right to Terminate Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Corporation or any Affiliate or affect any right which the Corporation or any Affiliate may have to terminate employment of the Participant.

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17.  Withholding Taxes.  The Corporation and its Affiliates shall have the right to deduct from all payments under this Plan, whether in cash or in Stock, an amount necessary to satisfy any federal, state or local withholding tax requirements.

18. Deferral of Payments. The Corporation may, from time to time, establish rules and conditions under which a Participant may defer the payment of Awards. Such terms and conditions shall be included in a deferral agreement signed by a Participant electing such deferral.

19. Amendment, Modification and Termination of the Plan. The Board may at any time terminate, suspend or modify the Plan, except that the Board will not, without authorization of the stockholders of the Corporation, effect any change (other than through adjustment for changes in capitalization as provided in Section 20) which will:

    (a) Increase the total amount of Stock which may be awarded under the Plan.

    (b) Change the class of Employees eligible to participate in the Plan.

    (c) Withdraw the administration of the Plan from the Committee.

    (d) Permit any person, while a member of the Committee, to be eligible to participate in the Plan.

    (e) Extend the duration of the Plan.

    No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 20 does not adversely affect any right.

20. Adjustment for Changes in Capitalization. Any change in the number of outstanding Shares occurring through Stock splits, reverse Stock splits, or Stock dividends after the grant of an Award will be reflected proportionately in the aggregate number of Shares then available for Awards and in the number of Shares subject to Awards then outstanding; and a proportionate change will be made in the per share Option price as to any outstanding Options. Any fractional Shares resulting from adjustments will be rounded to the nearest whole Share.

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